UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2018

Rowan Companies plc
(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Transaction Agreement

On October 7, 2018, Rowan Companies plc, a public limited company organized under the laws of England and Wales (the “Company” or “Rowan”), entered into a Transaction Agreement (the “Transaction Agreement”), with Ensco plc, a public limited company organized under the laws of England and Wales (“Ensco”) to effect a “merger-of-equals”. In the Transaction Agreement each of the issued and outstanding Class A ordinary shares of the Company (each, a “Rowan Ordinary Share”) will be exchanged (the “Transaction”) pursuant to the Scheme (as defined below) for 2.215 Class A ordinary shares of Ensco, each with a nominal value of $0.10 per share (the “New Ensco Shares”). The resulting new combined company will be renamed and trade under a new ticker symbol on the New York Stock Exchange.

The board of directors of Rowan has (i) unanimously determined that the Transaction and the Scheme (as defined below) are in the best interests of Rowan and the Rowan shareholders and declared it advisable to enter into the Transaction Agreement, (ii) approved the execution, delivery and performance of the Transaction Agreement and the Scheme, and (iii) resolved to recommend adoption of the Transaction Agreement and the passing of the Rowan Shareholder Resolutions (as defined in the Transaction Agreement) by the Rowan shareholders.

Rowan and Ensco intend that, for U.S. federal income tax purposes, (i) the Transaction qualifies as a “reorganization” within the meaning of Section 368(g) of the United States Internal Revenue Code of 1986, as amended, and (ii) the Transaction Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a).

Transaction Structure

The Transaction is being implemented by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the U.K. Companies Act 2006 (provided that the parties reserve the right under the Transaction Agreement to effect the acquisition by way of a contractual takeover offer as defined in section 974 of the U.K. Companies Act 2006 in certain circumstances). At the effective time of the Scheme (the “Effective Time”), each Rowan Ordinary Share then outstanding shall be transferred from the Rowan shareholders in accordance with the Scheme and the Transaction Agreement, and the Rowan shareholders shall cease to have any rights with respect to their Rowan Ordinary Shares, except their right to receive 2.215 New Ensco Shares for each Rowan Ordinary Share.

The Transaction Agreement also provides that: (i) all outstanding Rowan restricted stock units will convert into Ensco restricted stock units, each of which will remain subject to the original terms and vesting schedule associated with the Rowan restricted stock unit; (ii) all outstanding Rowan performance units will vest at the Effective Time with performance deemed achieved at the greater of the target value and the then-expected level of attainment of the applicable performance goal; (iii) all outstanding Rowan option awards will convert into Ensco nonqualified option awards, each of which will remain subject to the original terms and vesting schedule associated with the Rowan option award; (iv) all outstanding Rowan share appreciation rights will convert into Ensco share appreciation rights, each of which will remain subject to the original terms and vesting schedule associated with the Rowan share appreciation right; and (v) all outstanding Rowan director units will convert into Ensco restricted stock units, each of which will remain subject to the original terms and vesting schedule associated with the Rowan director unit (subject to the right of Rowan, prior to the Effective Time, to accelerate vesting of Rowan director units fully, in the case of Rowan directors who will not serve on the Board (as defined below), and pro rata, in the case of Rowan directors who will serve on the Board).

Governance

In connection with the Transaction, Ensco and Rowan also agreed to amend the Ensco Corporate Governance Policy, to be effective as of the Effective Time, in the form attached as Annex III to the Transaction Agreement. Pursuant to the Corporate Governance Policy and in accordance with the Transaction Agreement, immediately following the Effective Time, the Ensco board of directors (the “Board”) will consist of eleven members, six of which will be nominated by Ensco and five of which will be nominated by Rowan. For the first two Annual General Meetings of Shareholders of Ensco after the Effective Time, the Board will renominate the directors designated by each of Ensco and Rowan that remain on the Board, subject to certain exceptions described in the Corporate Governance Policy. Further, the Transaction Agreement and Corporate Governance Policy provide that, for two years following the Effective Time, the Nominating and Governance Committee will consist of two of the Ensco designees and two of the Rowan designees.

Under the terms of the Transaction Agreement, at the Effective Time, Dr. Thomas P. Burke, the current President and Chief Executive Officer of Rowan, will become President and Chief Executive Officer of Ensco pursuant to an employment agreement discussed under Item 5.02. Additionally, at the Effective Time, Mr. Carl G. Trowell, the current President and Chief Executive Officer of Ensco, will become the Executive Chairman of the Board for an 18-month term following the Effective Time, and remain subject to an employment agreement defining his rights and obligations with respect to such position.

Conditions to the Transaction

The completion of the Transaction is subject to various closing conditions, including, among other things, (i) the receipt of certain approvals of the Rowan shareholders and the Ensco shareholders, (ii) the sanction of the Scheme by the High Court of Justice of England and Wales, (iii) the receipt of certain required regulatory approvals or elapse of certain review periods with respect thereto, including those in the United States, United Kingdom and Kingdom of Saudi Arabia, (iv) the absence of legal restraints prohibiting or restraining the Transaction and (v) the absence of any law or order reasonably expected to result in the dissolution of the Saudi Aramco Offshore Drilling Company, Rowan’s joint venture with Saudi Aramco (the “ARO JV”), or the sale, disposition, forfeiture or nationalization of Rowan’s interest in the ARO JV.

Termination Rights

The Transaction Agreement contains certain termination rights for both Rowan and Ensco including, among other things: (i) by Rowan, in the event Rowan’s board of directors authorizes Rowan to enter into an acquisition agreement with respect to a Rowan Superior Proposal (as defined in the Transaction Agreement) and, substantially concurrently with the termination of the Transaction Agreement, Rowan enters into such acquisition agreement with respect to such Rowan Superior Proposal; (ii) by Ensco, in the event Ensco’s board of directors authorizes Ensco to enter into an acquisition agreement with respect to an Ensco Superior Proposal and, substantially concurrently with the termination of the Transaction Agreement, Ensco enters into such acquisition agreement with respect to such Ensco Superior Proposal; (iii) by Rowan or Ensco, if Rowan fails to obtain the requisite approval of its shareholders necessary for the Scheme and the Transaction; (iv) by Rowan or Ensco, if Ensco fails to obtain the requisite approval of its shareholders related to the Transaction, (v) by Rowan or Ensco, if the other party breaches or fails to perform any of its representations, warranties or covenants in the Transaction Agreement that cannot be or is not cured in accordance with the terms of the Transaction Agreement and such breach constitutes a “material adverse effect”, (vi) by Rowan, in the event that the board of directors of Ensco makes an Adverse Recommendation Change (as defined in the Transaction Agreement) or upon any “willful breach” by Ensco of the non-solicitation covenant and (vii) by Ensco, in the event that the board of directors of Rowan makes an Adverse Recommendation Change (as defined in the Transaction Agreement) or upon any “willful breach” by Rowan of the non-solicitation covenant. If the Transaction Agreement is terminated in accordance with clause (i) or (ii), then Rowan or Ensco, as the applicable terminating party, shall be required to pay the other a termination fee of $24,000,000 (the “Termination Fee”). If the Transaction Agreement is terminated in accordance with clause (v), then Rowan or Ensco, as the breaching party, shall be required to pay the other the Termination Fee. If the Transaction Agreement is terminated in accordance with clause (vi), then Rowan shall be required to pay Ensco the Termination Fee. If the Transaction Agreement is terminated in accordance with clause (vii), then Ensco shall be required to pay Rowan the Termination Fee. If the Transaction Agreement is terminated in accordance with clause (iii), then Rowan shall be required to pay Ensco $15,000,000 for costs, fees and expenses incurred by Ensco in connection with the Transaction. If the Transaction Agreement is terminated in accordance with clause (iv), then Ensco shall be required to pay Rowan $15,000,000 for costs, fees and expenses incurred by Rowan in connection with the Transaction.

In addition to the foregoing termination rights, either party may terminate the Transaction Agreement if the Transaction shall not have been consummated on or prior to October 7, 2019 (provided that either party may extend such date for an additional four months in certain circumstances specified in the Transaction Agreement, including to receive regulatory approvals).

No Solicitation

Neither Rowan nor Ensco is permitted, among other things, to solicit, initiate or knowingly facilitate or knowingly encourage any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a takeover proposal or engage in or participate in any discussions or negotiations regarding any takeover proposal. Notwithstanding this limitation, prior to receipt of certain approvals of a party’s shareholders, such party may, under certain circumstances, provide information to and participate in discussions or negotiations with third parties with respect to certain alternative takeover proposals that its board of directors has determined in good faith, after consultation with its outside financial advisors and legal counsel, constitutes or would reasonably be expected to lead to a superior proposal. Each party’s board of directors may change its recommendation to its shareholders (subject to the other party’s right to terminate the Transaction Agreement following such change in recommendation) in response to a takeover proposal that it has determined, after consultation with its outside financial advisors and legal counsel, constitutes a superior proposal or an intervening event if the board of directors determines in good faith that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties.

Other Terms of the Transaction Agreement

The Transaction Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Transaction Agreement also contains customary mutual pre-closing covenants, including the obligation of Rowan and Ensco to conduct their respective businesses in the ordinary course of practice consistent with past practice and to refrain from taking certain specified actions without the consent of the other party.

In connection with the execution of the Transaction Agreement, Mukamala Oil Field Services Limited, a subsidiary of Saudi Aramco Development Company and holder of 50% of the interests of ARO JV, delivered a letter that, among other things, waived its option to purchase Rowan’s interest in the ARO JV and consented to the completion of the Transaction.

The foregoing description of the Transaction and the Transaction Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Transaction Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Rowan or Ensco. In particular, the assertions embodied in the representations and warranties contained in the Transaction Agreement are qualified by matters disclosed in certain of Rowan’s and Ensco’s filings with the Securities and Exchange Commission (the “SEC”) prior to the date of the Transaction Agreement and by information in confidential Disclosure Schedules provided by each of Rowan and Ensco to the other in connection with the signing of the Transaction Agreement. These confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Transaction Agreement. The representations, warranties and covenants are also subject to materiality qualifications contained in the Transaction Agreement that may differ from what may be viewed as material by investors. Moreover, certain representations and warranties in the Transaction Agreement were used for the purposes of allocating risk between Rowan and Ensco rather than establishing matters as facts. Accordingly, the representations and warranties in the Transaction Agreement should not be relied on as characterizations of the actual state of facts about Rowan or Ensco. The Transaction Agreement should not be read alone, but should instead be read in conjunction with other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that the Company files or furnishes with the SEC.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Pursuant to that certain Change in Control Agreement with Rowan, effective as of April 25, 2014 (the “Rowan CIC Agreement”), Dr. Burke would be entitled to acceleration of all his equity interest awards in the Company, except for retention grants made in February 2017, upon completion of the Transaction because certain requirements of the Transaction would have constituted a “Change in Control” thereunder. In addition, a relocation to London, which was required by Ensco in connection with the Transaction Agreement, would constitute a “Good Reason” for Dr. Burke to claim severance, acceleration of his retention grants, and other benefits, the value of which, assuming the transactions had taken place as of December 31, 2017, are reflected in the Company’s proxy statement filed with the SEC on April 3, 2018. However, pursuant to the terms of the CEO Employment Agreement (as defined below), Dr. Burke has agreed to waive all such benefits except for the acceleration of his performance units, which are singularly tied to performance of Rowan and not the combined company, all of which is subject to the CEO Employment Agreement as defined and discussed below.

In connection with the execution of the Transaction Agreement, on October 7, 2018, Dr. Thomas P. Burke, President and Chief Executive Officer of Rowan, entered into a new employment agreement with Rowan Companies, Inc. (“RCI”), ENSCO Global Resources Limited (“Ensco UK”) and, solely for the purposes of guaranteeing the payments and obligations under the employment agreement, Ensco (the “CEO Employment Agreement”). The Employment Agreement is effective as of October 7, 2018 but shall immediately terminate and be rendered void, with no liability or obligation of the parties, upon the earlier to occur of (i) the expiration or termination of the Transaction Agreement or (ii) if Dr. Burke ceases to serve as President and Chief Executive Officer of Rowan at any time prior to the Effective Time. During the period from October 7, 2018 until the earlier of the Effective Time or the date the CEO Employment Agreement terminates in accordance with its terms, RCI shall continue to employ Dr. Burke. At the Effective Time, Dr. Burke’s employment shall automatically be transferred to Ensco UK. Subject to, and in accordance with the foregoing, Dr. Burke’s term of employment under the CEO Employment Agreement shall commence at the Effective Time and end on the second anniversary thereafter, subject to earlier termination as provided by the terms of the CEO Employment Agreement.

The CEO Employment Agreement provides that upon inception, Dr. Burke will be provided base salary, annual incentive compensation and long term incentive awards equal to what Dr. Burke is provided currently. During the remaining term of the CEO Employment Agreement, Dr. Burke shall be entitled to receive a base salary at an annual rate of $950,000 per annum. Under the CEO Employment Agreement, Dr. Burke’s base salary is subject to annual review and eligible for annual merit increases, but not decreases without Dr. Burke’s consent. Dr. Burke is entitled to participate in Ensco annual incentive programs (with a target bonus of 110% of base salary) and, for the first two years after the consummation of the Transaction, is eligible for long-term incentive compensation awards at a level and on terms commensurate with his position and with a target award level of no less than 500% of his base salary. He is entitled to participate in all health insurance benefit plans, group insurance and expatriate assignment policies, and other plans or benefits provided to Ensco employees generally. In addition, Dr. Burke is entitled to receive certain allowances in connection with his re-assignment to the United Kingdom as well as a relocation benefit of $20,000 under Ensco’s relocation policy.

As consideration for Dr. Burke’s waiver of change-in-control equity acceleration with respect to certain awards, his waiver of “good reason” under the Rowan CIC Agreement and his relocation to the United Kingdom, along with the increased associated cost of living and tax burden associated with such move, Ensco will provide Dr. Burke with a one-time signing bonus of $3,750,000 shortly following the Effective Time, subject to clawback upon certain terminations.

Ensco UK may terminate Dr. Burke’s employment agreement at any time with or without “cause” (as defined in the CEO Employment Agreement); provided that if Dr. Burke’s employment is terminated under certain circumstances during the first three years of the term, he shall be eligible to receive severance under the Rowan CIC Agreement, and any severance under the CEO Employment will be reduced by any amounts payable pursuant to such agreement. If Dr. Burke is terminated without “cause” or Dr. Burke terminates his employment for “good reason” (as defined in the CEO Employment Agreement), Dr. Burke is entitled to receive (i) a cash lump sum payment equal to his base salary multiplied by 2.99x if the termination occurs during the first three years of the term and 2.0x if the termination occurs following the initial three years of the term (such applicable multiple, the “Severance Multiple”), (ii) a cash lump sum payment equal to his average annual bonus over the three calendars years preceding his termination or his target annual bonus amount, whichever is greater, multiplied by the Severance Multiple, (iii) a pro-rated annual bonus for the year of termination, based on actual performance, (iv) continued coverage under Ensco UK medical, dental and vision plans for 24 months following termination, (v) to the extent applicable, the cost of return relocation expenses to the United States and (vi) acceleration of outstanding long-term incentive awards. The CEO Employment Agreement also contains non-competition, non-solicitation, non-disparagement, non-disclosure and assignment of intellectual property provisions.

The foregoing description of the CEO Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CEO Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this report by reference in its entirety.

Item 7.01 Regulation FD Disclosure.

On October 8, 2018, the Company and Ensco issued a joint press release (the “Press Release”) announcing the execution of the Transaction Agreement and the entry into the foregoing transactions. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

On October 8, 2018, Rowan posted to its corporate website an investor presentation related to the Transaction, which is attached hereto as Exhibit 99.2 and in incorporated into this Item 7.01 by reference. On October 8, 2018, the Company hosted a conference call with the Company’s investors. The transcript of the call is included as Exhibit 99.3 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

In connection with the announcement of the Transaction, the Company sent certain written communication to its employees, vendors and customers, which are filed as Exhibits 99.4, 99.5, 99.6, 99.7, 99.8, 99.9, 99.10, 99.11 and 99.12.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

2.1*	Transaction Agreement, dated as of October 7, 2018, by and between Ensco plc and Rowan Companies plc.
10.1	Employment Agreement, dated as of October 7, 2018, by and between Thomas Burke, Rowan Companies plc, ENSCO Global Resources Limited and, solely for the limited purposes specified therein, Ensco plc.
99.1	Joint Press Release, dated as of October 8, 2018, announcing the execution of the Transaction Agreement.
99.2	Investor Presentation, dated October 8, 2018.
99.3	Transcript of Investor Conference Call held on October 8, 2018.
99.4	Employee Frequently Asked Questions (FAQs), dated October 8, 2018.
99.5	Employee Presentation, dated October 8, 2018.
99.6	Letter from Thomas Burke, President and Chief Executive Officer, dated October 8, 2018, to all employees of Rowan Companies plc.
99.7	Letter from Thomas Burke, President and Chief Executive Officer, dated October 8, 2018, to customers.
99.8	Email to Leadership of Rowan Companies plc, dated October 8, 2018.
99.9	Senior Leader Toolkit from Thomas Burke, dated October 8, 2018.
99.10	Senior Leadership Notes for ELT, dated October 8, 2018.
99.11	Customer Notes and Talking Points for Rowan Companies plc.
99.12	Rowan Vendor Letter, dated October 8, 2018.

* All schedules to the Transaction Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

* * *

Additional Information and Where You Can Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction between the Company and Ensco will be submitted to the respective shareholders of the Company and Ensco for their consideration.

Forward-Looking Statements

This communication includes certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Rowan’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Reports on Form 10-Q for any subsequent periods under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Certain Information and Where to Find It

In connection with the proposed transaction, Rowan and Ensco will file a joint proxy statement on Schedule 14A with the SEC. Ensco and Rowan intend that the proposed transaction will be implemented by means of a court-sanctioned scheme of arrangement between Rowan and Rowan’s shareholders under the U.K. Companies Act 2006, as amended, in which case the issuance of Ensco’s ordinary shares in the proposed transaction would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that Ensco determines to conduct an acquisition of Rowan pursuant to an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to Ensco’s ordinary shares that would be issued in the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ENSCO AND ROWAN ARE ADVISED TO CAREFULLY READ THE JOINT PROXY STATEMENT (WHICH WILL INCLUDE AN EXPLANATORY STATEMENT IN RESPECT OF ANY SCHEME OF ARRANGEMENT OF ROWAN, IN ACCORDANCE WITH THE REQUIREMENTS OF THE U.K. COMPANIES ACT 2006) AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement and any registration statement/prospectus, as applicable, will be sent to security holders of Ensco and Rowan in connection with the Ensco and Rowan shareholder meetings. Investors and security holders may obtain a free copy of the joint proxy statement (when available), any registration statement/prospectus, and other relevant documents filed by Ensco and Rowan with the SEC from the SEC's website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement, any registration statement/prospectus, as applicable, and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Rowan Companies plc, 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, telephone 713-621-7800. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.rowan.com/investor-relations.

Participants in Proxy Solicitation

Ensco and Rowan and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in Ensco's proxy statement relating to its 2018 General Meeting of Shareholders and Rowan’s proxy statement relating to its 2018 General Meeting of Shareholders, as filed with the SEC on March 30, 2018 and April 3, 2018, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies' security holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Service of Process

Ensco and Rowan are incorporated under the laws of England and Wales. In addition, some of their respective officers and directors reside outside the United States, and some or all of their respective assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Ensco, Rowan or their respective officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Ensco, Rowan or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2018	ROWAN COMPANIES PLC

	By:	/s/ Thomas P. Burke
Thomas P. Burke
President and Chief Executive Officer